                         [MERCER INSURANCE GROUP LOGO]

Dear Policyholder:

The Board of Directors of Mercer Mutual Insurance Company has voted unanimously in favor of a plan to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed a holding company, Mercer Insurance Group, Inc., which will become the parent company of Mercer Mutual. We are converting so that Mercer Mutual may enhance policyholder protection and allow Mercer Mutual to become stronger.

TO ACCOMPLISH THIS CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then CASTING YOUR VOTE IN FAVOR OF THE PLAN OF CONVERSION, and mailing your signed proxy card
immediately in the                postage-paid envelope provided. Should you
choose to attend the Special Meeting of eligible policyholders and wish to vote in person, you may do so by giving written notice of revocation to secretary of Mercer Mutual. If you and/or members of your family have multiple policies at Mercer Mutual, you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one.

If the Plan of Conversion is approved let me assure you that:

     - Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

     - Voting for approval will not obligate you to buy any shares of Common Stock.

As an eligible policyholder, you may also take advantage of your nontransferable rights to subscribe for shares of Mercer Insurance Group, Inc. Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the
               postage-paid envelope provided by                , 199X, and we
will mail you a Prospectus, a stock order form and a certification form.

If you wish to subscribe for common stock using funds currently in an IRA please be aware that federal law requires that such funds first be in a self-directed IRA. Because the transfer of retirement funds to a new trustee takes time, it is important that you make arrangements for such a transfer as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of
the                holiday.

                                          Sincerely,

                                          Signature
                                          Title

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                       #1

                         [MERCER INSURANCE GROUP LOGO]

Dear Policyholder:

The Board of Directors of Mercer Mutual Insurance Company has voted unanimously in favor of a plan to convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company. As part of this plan, we have formed a holding company, Mercer Insurance Group, Inc., which will become the parent company of Mercer Mutual. We are converting so that Mercer Mutual may enhance policyholder protection and allow Mercer Mutual to become stronger.

TO ACCOMPLISH THIS CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then CASTING YOUR VOTE IN FAVOR OF THE PLAN OF CONVERSION, and mailing your signed proxy card
immediately in the                postage-paid envelope provided. Should you
choose to attend the Special Meeting of eligible policyholders and wish to vote in person, you may do so by giving written notice of revocation to the secretary of Mercer Mutual. If you and/or members of your family have multiple policies at Mercer Mutual, you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one.

If the Plan of Conversion is approved let me assure you that:

     - Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

We regret that we are unable to offer you Common Stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Mercer Insurance Group, Inc., or (2) an agent of the Mercer Mutual to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in
observance of the                holiday.

                                          Sincerely,

                                          Signature
                                          Title

                                       #2

                         [MERCER INSURANCE GROUP LOGO]

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of Mercer Mutual Insurance Company from a mutual insurance company to a stock insurance company.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about Mercer Mutual's operations and the proposed stock offering by Mercer Insurance Group, Inc., a holding company formed by Mercer Mutual to become its parent company upon completion of the Conversion. Please read it carefully prior to making an investment decision.

     STOCK QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

     STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 1:00 p.m.,
                    time on                , 1998.

We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions regarding the conversion or the Prospectus, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00
noon Day, Month Date, in observance of the                holiday.

                                          Sincerely,

                                          Signature
                                          Title

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                       #3

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]
                                    TO COME

Dear Customer of Mercer Mutual Insurance Company:

At the request of Mercer Mutual Insurance Company and Mercer Insurance Group, Inc., a holding company formed by Mercer Mutual to become its parent company, we have enclosed material regarding the offering of Common Stock in connection with the Conversion of Mercer Mutual from a mutual insurance company to a stock insurance company. These materials include a Prospectus, and a stock order form which offer you the opportunity to subscribe for shares of Common Stock of Mercer Insurance Group, Inc.

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order and signed certification form along with full payment for the shares no later than 1:00
p.m.,                time on             , 1998 in the accompanying postage-paid
envelope. If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. By doing so, we are not recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                          Sincerely,

                                          SANDLER O'NEILL & PARTNERS, L.P.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

Enclosure

                                       #4

                                  Mercer Logo

                            P R O X Y  R E Q U E S T
                               WE NEED YOUR VOTE!

DEAR POLICYHOLDER:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.

REMEMBER: VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND URGES YOU TO VOTE IN FAVOR OF IT. YOUR EXISTING INSURANCE COVERAGE UNDER YOUR POLICY WILL NOT UNDERGO ANY CHANGE AS A RESULT OF THE CONVERSION.

A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

IF YOU HAVE MORE THAN ONE POLICY YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.

                                          SINCERELY,

                                          MERCER MUTUAL INSURANCE COMPANY

                                       #5